    As Filed With the Securities and Exchange Commission on February 3, 2000

                                                      Registration No. 333-95913

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


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                            MICRO GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                   95-2621545
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)

              2510 REDHILL, SUITE 200, SANTA ANA, CALIFORNIA 92705
               (Address of Principal Executive Offices) (Zip Code)

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                            1999 STOCK INCENTIVE PLAN
                            (Full title of the plans)

                                   ----------

                                M'Liss Jones Kane
                          Vice President and Secretary
                            Micro General Corporation
              2510 Redhill, Suite 200, Santa Ana, California 92705
                     (Name and address of agent for service)

                                 (949) 622-4444
          (Telephone number, including area code, of agent for service)

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Micro General Corporation (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, as amended;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999;

         (c) The Company's Amended Current Report on Form 8-K dated January 29, 1999, the Company's Current Report on Form 8-K dated March 5, 1999, the Company's Current Report on Form 8-K dated April 14, 1999 and the Company's Current Report on Form 8-K dated May 13, 1999; and

         (d) The description of the Registrant's common stock, par value $.05 per share (the "Common Stock"), contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation eliminates the liability of the Registrant's directors for monetary damages for breach of fiduciary duty as directors to the maximum extent provided by Delaware Law. The Registrant's Bylaws provide that the Registrant shall indemnify its officers, directors and persons who are or were serving as officers or directors of another entity at the request of the Corporation to the maximum extent permitted by Delaware Law.

         Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action (other than an action by or in the right of the corporation), has no reasonable cause to believe his or her conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

           Number    Description
           ------    -----------

             4.1     1999 Stock Incentive Plan.

             5.1     Opinion of Stradling Yocca Carlson & Rauth.

            23.1 Consent of KPMG LLP, independent auditors, with respect to the financial statements of the Registrant.

            23.2     Consent of Stradling Yocca Carlson & Rauth
                     (included in the Opinion filed as Exhibit
                     5.1).

            24.1     Power of Attorney (included on the signature page).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on the 26th day of January, 2000.

                            MICRO GENERAL CORPORATION


                            By: /s/ JOHN R. SNEDEGAR
                                -----------------------
                                John R. Snedegar
                                Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Micro General Corporation, do hereby constitute and appoint William P. Foley, II, Patrick F. Stone and John R. Snedegar, and each of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                          Title                              Date
                 ---------                                          -----                              ----


        /s/ Patrick F. Stone                            Chairman of the Board                    January 26, 2000
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            Patrick F. Stone



        /s/ John R. Snedegar                      Chief Executive Officer, President             January 26, 2000
---------------------------------------                       and Director
            John R. Snedegar                        (Principal Executive Officer)



        /s/ Dale W. Christensen                  Chief Financial Officer and Treasurer           January 26, 2000
---------------------------------------             (Principal Financial Officer and
            Dale W. Christensen                      Principal Accounting Officer)



        /s/ William P. Foley, II                                Director                         January 26, 2000
---------------------------------------
            William P. Foley, II



                                                                Director                         January 26, 2000
         /s/ Richard F. Pickup
---------------------------------------
         Richard F. Pickup



          /s/ Carl A. Strunk                                    Director                         January 26, 2000
---------------------------------------
            Carl A. Strunk



         /s/ Dwayne M. Walker                                   Director                         January 26, 2000
---------------------------------------
         Dwayne M. Walker

                                  EXHIBIT INDEX

   Exhibit
   Number        Description
   ------        -----------
     4.1         1999 Stock Incentive Plan.

     5.1         Opinion of Stradling Yocca Carlson & Rauth.

    23.1         Consent of KPMG LLP, independent auditors, with respect to the financial statements of the Registrant.

    23.2         Consent of Stradling Yocca Carlson & Rauth (included in the Opinion filed as
                 Exhibit 5.1).

    24.1         Power of Attorney (included on the signature page).